Exhibit 99.1

Morphic Therapeutic Announces Proposed Public Offering

WALTHAM, Mass., May 2, 2023 (GLOBE NEWSWIRE) -- Morphic Holding, Inc. (Nasdaq: MORF), a biopharmaceutical company developing a portfolio of oral integrin therapies for the treatment of serious chronic diseases, today announced a proposed underwritten public offering of its common stock. In addition, Morphic intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock offered in the offering. All of the shares of common stock are being offered by Morphic. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Jefferies, TD Cowen, BMO Capital Markets, RBC Capital Markets and Wells Fargo Securities are acting as joint bookrunners for the offering.

Morphic intends to use the net proceeds from the proposed offering, together with its existing cash, cash equivalents and marketable securities, to fund research, clinical trials and process development and manufacturing of Morphic’s product candidates, including MORF-057 and other programs generated from Morphic’s MInT Platform, working capital, capital expenditures and other general corporate purposes.

The shares are being offered by Morphic pursuant to a registration statement on Form S-3ASR previously filed with the Securities and Exchange Commission (the “SEC”), which became automatically effective upon filing. A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com; or Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by email at Prospectus_ECM@cowen.com or by telephone at (833) 297-2926; or BMO Capital Markets Corp. at 151 W 42nd Street, 32nd Floor, New York, NY 10036, Attention: Equity Syndicate Department, by telephone at (800) 414-3627 or by email to bmoprospectus@bmo.com; or RBC Capital Markets, Attention: Equity Capital Markets, 200 Vesey Street, 8th Floor, New York, NY 10281, or by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com; or Wells Fargo Securities, LLC, Attention Equity Syndicate Department, 500 West 33rd Street, New York, NY 10001, by telephone at (833) 690-2713, or by email at cmclientsupport@wellsfargo.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of Morphic, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a portfolio of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular, and metabolic diseases, fibrosis, and cancer. Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the proposed terms of the offering, the completion, timing and size of the proposed offering and the anticipated use of proceeds of the proposed offering. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” “anticipate” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause Morphic’s results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties disclosed in this press release and other risks set forth in Morphic’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on February 23, 2023 and the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 filed with the SEC on April 25, 2023. Forward-looking statements in this press release speak only as of the date hereof, and Morphic specifically disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Morphic Therapeutic

Chris Erdman

chris.erdman@morphictx.com

617.686.1718